UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2022 (July 10, 2022)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock , $0.0001 par value	n/a	n/a

Item 1.01	Entry into Material Definitive Agreements

Armstrong Flooring, Inc., a Delaware corporation (the “Company”) and its wholly owned subsidiaries, Armstrong Flooring Latin America, Inc., a Delaware corporation (“AFI Latin America”), Armstrong Flooring Canada Ltd., a British Columbia corporation (“AFI Canada”), AFI Licensing LLC, a Delaware limited liability company (“AFI Licensing”), and Armstrong Flooring Pty Ltd, an Australian company limited by shares (“AFI Australia”, and collectively with the Company, AFI Latin America, AFI Canada, and AFI Licensing, the “Sellers”) conducted an auction for its international and U.S. assets (the “Auction”) as part of its U.S. Bankruptcy Code Section 363 sale process, which began on June 27, 2022 and which the Sellers closed on July 11, 2022.

On July 10, 2022, following evaluation of all qualified bids and other proposals received for the Company’s North American assets, the Sellers cancelled the Auction with respect to the North American assets and entered into a binding Asset Purchase Agreement (the “North America Purchase Agreement”) with a consortium of buyers consisting of AHF, LLC, a Delaware limited liability company (“AHF”), and Gordon Brothers Commercial & Industrial, LLC, a Delaware limited liability company (together with AHF, the “North America Consortium Buyers”), pursuant to which the North America Consortium Buyers will purchase substantially all of the Company’s North American assets for a purchase price of $107 million in cash (subject to certain adjustments) and assumption of certain specified liabilities, including certain cure claims and certain equipment leases. Consummation of the transactions contemplated by the North America Purchase Agreement is subject to certain closing conditions, including, among other things, the consent of Armstrong World Industries, Inc. to the partial assignment of that certain Trademark License Agreement, dated as of April 1, 2016, as amended (such consent, the “AWI Trademark License Consent”) for the relevant territory and business, certain agreements relating to the Company’s collective bargaining agreements with union employees in its Lancaster facility and other customary closing conditions. Following consummation of the transactions contemplated by the North America Purchase Agreement, AHF plans to continue operating the Company’s locations in Lancaster, Kankakee and Beech Creek, and the Company would pursue an orderly winddown of its Jackson and Stillwater locations on July 15, 2022.

After evaluating the qualified bids and other proposals received for the Company’s Australia and New Zealand business, the Company selected Braeside Mills Investments Pty Ltd, Gippsland Lakes Victoria Holdings Pty Ltd and HS McKendrick Family Nominees Pty Ltd as trustee of the Mills Unit Trust (collectively, the “Cowes Bay Buyers”), as the successful bidder for substantially all of the Company’s and certain of its subsidiaries’ assets used in the business conducted in Australia and New Zealand. On July 11, 2022, the Company and AFI Australia (AFI Australia together with Company, the “Australia Sellers”) entered into an Asset Purchase Agreement (the “Australia Purchase Agreement”) with the Cowes Bay Buyers, pursuant to which the Cowes Bay Buyers will purchase substantially all of AFI Australia’s assets for a purchase price of $31 million in cash and the assumption of certain specified liabilities. Consummation of the transactions contemplated by the Australia Purchase Agreement is subject to execution of the AWI Trademark License Consent for the relevant territory and business and other customary closing conditions. The Company’s Australian business will continue to operate as usual pending consummation of the sale and remains committed to its customers and other stakeholders.

After evaluating the qualified bids and other proposals received for the Company’s Asia business, the Company selected Zhejiang GIMIG Technology Co., Ltd., a company established under the laws of the People’s Republic of China (“Giant Buyer”), as the successful bidder for the equity interests of Armstrong Flooring Hong Kong Limited (“AFI Hong Kong”), a private company limited by shares incorporated in Hong Kong and wholly owned subsidiary of the Company, whose direct and indirect subsidiaries conducted the Company’s business in Asia. On July 11, 2022, the Company entered into a Stock Purchase Agreement (the “Asia Purchase Agreement”) with Giant Buyer, pursuant to which Giant Buyer will purchase the equity interests of AFI Hong Kong for a purchase price of $59 million in cash. Consummation of the transactions contemplated by the Asia Purchase Agreement is subject to the execution of the AWI Trademark License Consent for the relevant territory and business, receipt of regulatory approvals, and customary closing conditions.

The Australia Purchase Agreement, the Asia Purchase Agreement, and the North America Purchase Agreement (collectively the “Purchase Agreements”) reflect the terms of sale transactions pursuant to Sections 363 and 365 of the U.S. Bankruptcy Code sought in the Chapter 11 cases of certain Sellers. The Purchase Agreements were entered into in accordance with the bidding procedures approved by the Bankruptcy Court. Each of the Purchase Agreements were approved by the Bankruptcy Court on July 13, 2022, following a hearing on July 12, 2022. Subject to satisfaction or waiver of the applicable closing conditions under each Purchase Agreement, the closing of the transactions related to the Section 363 sale process for the Sellers’ assets are expected to be concluded within 30 days.

The foregoing description of the Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to each respective Purchase agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

The Purchase Agreements have been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding each Purchase Agreement’s terms. They are not intended to provide any other factual information about the Sellers or any buyer. The representations, warranties and covenants contained in each Purchase Agreement were made only for purposes of such Purchase Agreement and as of specific dates, were solely for the benefit of the parties to each such Purchase Agreement, and may be subject to important limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the applicable Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the applicable Purchase Agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events

On July 10, 2022, the Company issued a press release announcing the signing of the North America Purchase Agreement, as well certain other matters described therein, and on July 11, 2022, the Company issued a press release announcing the signing of the Asia Purchase Agreement and the Australia Purchase Agreement, as well certain other matters described therein. Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company, together with AFI Latin America, AFI Canada, and AFI Licensing, are debtors-in-possession having filed cases pursuant to chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Cases”). As described in greater detail in Item 1.01 above, the Company has agreed to sell substantially all of its assets. Following consummation of these sales, the Company is expected to be wound down. Holders of the Company’s equity securities will likely be entitled to no recovery on their investment following the Chapter 11 Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value to be realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, by and among Armstrong Flooring, Inc., Armstrong Flooring Latin America, Inc., Armstrong Flooring Canada Ltd., AFI Licensing LLC, AHF, LLC, and Gordon Brothers Commercial & Industrial, LLC, dated as of July 10, 2022.

10.2	Asset Purchase Agreement, by and among Armstrong Flooring, Inc., Armstrong Flooring Pty Ltd, Braeside Mills Investments Pty Ltd, Gippsland Lakes Victoria Holdings Pty Ltd and HS McKendrick Family Nominees Pty Ltd as trustee of the Mill Unit Trust, dated as of July 11, 2022.

10.3	Stock Purchase Agreement, by and among Armstrong Flooring, Inc. and Zhejiang GIMIG Technology Co., Ltd., dated as of July 11, 2022.

99.1	Press Release of Armstrong Flooring, Inc., dated as of July 10, 2022

99.2	Press Release of Armstrong Flooring, Inc., dated as of July 11, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: July 14, 2022

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